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             EXHIBIT 15 LETTER RE: UNAUDITED FINANCIAL INFORMATION




Board of Directors and Shareholders
Park-Ohio Holdings Corp.




We are aware of the incorporation by reference in the Post-Effective Amendment No. 1 to the Registration Statement on Form S-8 pertaining to the Individual Account Retirement Plan of Park-Ohio Industries, Inc. and its Subsidiaries for the registration of 1,500,000 shares of its common stock of our report dated April 22, 1998, relating to the unaudited condensed consolidated interim financial statements of Park-Ohio Industries, Inc., that is included in its Form 10-Q for the quarter ended March 31, 1998.


Pursuant to Rule 436(c) of the Securities Act of 1933 our report is not a part of the post-effective amendment to the registration statement prepared or certified by accountants within the meaning of Section 7 or 11 of the Securities Act of 1933.


                                                 /s/ Ernst & Young LLP


Cleveland, Ohio
June 15, 1998


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